      As filed with the Securities and Exchange Commission on June 30, 1999

                                                  Registration No. 333-_________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                              --------------------

                                    FORM S-3
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                              --------------------

                                KYZEN CORPORATION
             (Exact Name of Registrant as Specified in Its Charter)

                TENNESSEE                                     87-0475115
     (State or Other Jurisdiction of                       (I.R.S. Employer
     Incorporation or Organization)                     Identification Number)

                          430 HARDING INDUSTRIAL DRIVE
                               NASHVILLE, TN 37211
                                 (615) 831-0888

          (Address, Including Zip Code, and Telephone Number, including
             Area Code, of Registrant's Principal Executive Offices)
                              --------------------

                                  KYLE J. DOYEL
                                KYZEN CORPORATION
                          430 HARDING INDUSTRIAL DRIVE
                               NASHVILLE, TN 37211
                                 (615) 831-0888

            (Name, Address, Including Zip Code, and Telephone Number,
                   Including Area Code, of Agent for Service)
                              --------------------

                                    Copy to:

                               E. MARLEE MITCHELL
                         WALLER LANSDEN DORTCH & DAVIS,
                    A PROFESSIONAL LIMITED LIABILITY COMPANY
                           2100 NASHVILLE CITY CENTER
                         NASHVILLE, TENNESSEE 37219-1760
                                 (615) 244-6380

         APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the Effective Date of this Registration Statement.

         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: [ ]

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: [X]

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]
______________________________

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ] __________________________________________

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: [ ]

                         CALCULATION OF REGISTRATION FEE

================================================================================================================================
                                                                                Proposed           Proposed
                                                                Amount           Maximum            Maximum           Amount of
                                                                 to be       Offering Price        Aggregate        Registration
     Title of Each Class of Securities to be Registered        Registered      Per Unit (1)   Offering Price (1)        Fee
--------------------------------------------------------------------------------------------------------------------------------
Common Stock, $.01 par value per share ...............         1,650,000       $1.078125        $1,778,906.25          $495
================================================================================================================================

(1) Estimated solely for the purpose of calculating the amount of the registration fee, pursuant to Rule 457(c) under the Securities Act of 1933, based on the average of the high and low prices of the common stock on the Nasdaq Small-Cap Market on June 24, 1999.

                           --------------------------

         THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SECTION 8(A), MAY DETERMINE.

PROSPECTUS
DATED _______, 1999


                                KYZEN CORPORATION

                                1,650,000 SHARES

                                  COMMON STOCK

                               ------------------



         This prospectus covers the sale of up to 1,650,000 shares of our common stock issuable on the exercise of 1,650,000 warrants. The warrants were issued in our initial public offering that was completed on August 4, 1995. Warrant holders may purchase one share of common stock for each warrant exercised. The warrants are exercisable at $5.00 per share and expire on August 4, 2002. If all of the warrants are exercised, we will receive $8,250,000 before deducting expenses estimated at $23,000.

         Our common stock is quoted on the Nasdaq Small-Cap Market under the symbol "KYZN" and listed on the Boston Stock Exchange under the symbol "KYZ." The last sale price of the common stock on June 24, 1999 was $1.0625. Our warrants are quoted on the Nasdaq Small-Cap Market under the symbol "KYZNW" and listed on the Boston Stock Exchange under the symbol "KYZW." The last sale price of the Warrants on June 24, 1999 was $0.15625.



                               ------------------



                    PURCHASE OF THESE SHARES INVOLVES RISKS.
                  PLEASE CAREFULLY CONSIDER THE "RISK FACTORS"
                     BEGINNING ON PAGE 3 OF THIS PROSPECTUS.



                               ------------------



NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.



                               ------------------

                                   THE COMPANY

         We are a specialty chemical company focused on chemical solutions and processes for electronics and other high technology industries where precision cleaning is required. We also manufacture and market peripheral equipment such as process control systems and chemical handling systems that enhance the use by customers of our chemical solutions. Sales of this equipment comprised approximately eight percent of net sales in 1997, three percent of net sales in 1998 and three percent of net sales in the three months ended March 31, 1999. Typically, our products are sold as separate items and are integrated into a cleaning process by the customer, or by our company as part of a contract service.

         Our company was organized to develop chemical solutions and processes to replace ozone-depleting products such as chlorofluorocarbons, which are commonly referred to as "CFCs," used in the cleaning of electronic assemblies and precision metal components. No single replacement product has been found that has the broad applicability of the ozone-depleting products produced before 1995, the deadline imposed by the United States government for phasing out ozone-depleting products pursuant to the Montreal Protocol on Substances that Deplete the Ozone Layer. As a result, the market for high technology cleaning has fragmented into smaller niche cleaning applications where specific products are developed to meet specialized market needs. The high technology cleaning market continues to evolve as newer technology and miniaturization of products presents more difficult cleaning challenges for manufacturers.

         We have formulated seven general lines of cleaning chemistries that serve different market niches. These chemistries are:

         -        Semi-aqueous electronic cleaning (Ionox(R)).
         -        Aqueous cleaner concentrates for electronic cleaning
                  (Aquanox(R)).
         - Metal/plastic precision cleaners which can be aqueous or semi-aqueous (Metalnox(R)).
         -        Volatile organic chemical compliant cleaning agents for
                  electronics and precision metals (Lonox(TM)).
         -        Optical solvents and cleaning agents (Optisolv(TM)).
         -        Semi-conductor cleaning agents (Micronox(TM)).
         -        Waterless solvents and hand-wipe solvents (Kryptonol(R)).

         In addition, we have identified product niches in cleaning chemistries and processes for batteries and medical devices and are currently selling limited amounts of specialty cleaning products in those industries. Our strategy is to patent our formulations where unique materials, blends or uses are identified. In other formulations, we use a combination of multiple ingredients and suppliers to protect and maintain as proprietary information the key active materials used.

         Most of our formulations are non-flammable and non-combustible, low in toxicity and generally require no hazardous material shipping or storage precautions. We attempt to meet this standard with all of our products. Customized products for key high volume customers and new niche applications frequently have unique requirements, however, which may necessitate departures from these general standards. We are currently developing new cleaning chemistries and processes for our existing electronics niche in addition to developing new products for the semiconductor, optics, medical device and other niche cleaning markets. We believe our unique chemical products will be an attractive alternative in each of these industries. Our management also believes that future product lines may be acquired through acquisitions or licensing arrangements.

         Our principal executive offices are located at 430 Harding Industrial Drive, Nashville, Tennessee 37211, and our telephone number is (615) 831-0888.

                                  RISK FACTORS

         An investment in our common stock involves a number of risks. You should carefully consider the following information about these risks, together with the other information in this prospectus, before exercising any warrants to buy shares of common stock. If any of the following risks actually occur, our business, financial condition, operating results or cash flows could be materially adversely affected. This could cause the trading price of our common stock to decline, and you may lose part or all of your investment. Some of the statements set forth below are "forward-looking statements" under Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.

THERE IS UNCERTAINTY CONCERNING THE CONTINUED QUOTATION OF OUR STOCK ON THE NASDAQ SMALL-CAP MARKET BECAUSE THE MINIMUM BID PRICE OF OUR STOCK HAS RECENTLY FALLEN BELOW ONE DOLLAR.

         Our common stock is quoted, and trades almost exclusively, on the Nasdaq Small-Cap Market. The Nasdaq Small-Cap Market requires that listed companies maintain a minimum bid price per share of at least $1.00. Our common stock has recently been out of compliance with this requirement. If the minimum bid price of our common stock again falls below $1.00 per share and stays below that price for an extended period of time, our common stock could be removed from quotation on the Nasdaq Small-Cap Market. Prior to taking this action, however, the Nasdaq Small-Cap Market will give us the opportunity to bring our stock price into compliance or propose a plan for achieving compliance. We cannot offer assurance that our common stock will continue to be quoted on the Nasdaq Small-Cap Market.

         If our common stock is removed from quotation on the Nasdaq Small-Cap Market, management anticipates that we would seek to qualify our common stock for trading on the OTC Bulletin Board. Although OTC Bulletin Board trades are reported on a "real time" basis, the OTC Bulletin Board standards for quotation are less demanding than those of the Nasdaq Small-Cap Market. For this reason, OTC Bulletin Board companies tend to be newer, smaller and less well capitalized than companies listed on the Nasdaq Small-Cap Market. As a result of these factors, investors may consider that OTC Bulletin Board companies represent a greater investment risk than those listed on the Nasdaq Small-Cap Market and the price of our common stock may reflect this perception.

THE LACK OF AN EXISTING LINE OF CREDIT MAY CAUSE US TO BE UNABLE TO FINANCE FUTURE TRANSACTIONS OR OPERATIONS.

         We currently do not have a line of credit with a banking institution. Although management believes that we do not need a line of credit for our current operations, circumstances may arise that create a need for a line of credit or other source of borrowings. For example, we may be unable to finance significant capital expenditures or acquisitions of other product lines or businesses without external financing sources. Also, we have a limited history of profitable operations and the lack of a line of credit could affect our ongoing operations and particularly our ability to pay operating expenses if we are not profitable for an extended period of time. We cannot offer assurance that we will be able to locate suitable or timely financing if needed. Our inability to obtain suitable and timely financing in the future could delay or make impossible capital expenditures, acquisitions or payments of operating expenses.

HOLDERS OF WARRANTS MAY BE UNABLE TO EXERCISE WARRANTS BECAUSE OF LACK OF REGISTRATION OR QUALIFICATION IN SOME STATES.

         A purchaser of the warrants in the open market may reside in a state in which the shares of common stock underlying the warrants are not registered or qualified and where no exemption from registration or qualification is available. In addition, a warrant holder may relocate to a state in which the shares of common stock underlying the warrants are not registered or qualified and no exemption from registration or qualification is available. Absent registration or qualification of the shares of common stock underlying the warrants or any appropriate exemption, holders in those states would have no choice but to sell their warrants or let them expire. Prospective investors and other interested persons who wish to know whether shares of common stock may be issued on the exercise of warrants by holders in a particular state should consult with the securities department of that state or send a written inquiry to us.

PAYMENT OF CASH DIVIDENDS IN THE FORESEEABLE FUTURE IS UNLIKELY.

         We have not previously paid any cash dividends on our common stock and we anticipate that, in the foreseeable future, we will continue to use our earnings, if any, to develop and expand our business.

WE MAY NOT BE ABLE TO COMPETE AGAINST MANY OF OUR COMPETITORS BECAUSE WE ARE SMALLER AND HAVE LESS FINANCIAL RESOURCES.

         The precision cleaning industry is undergoing rapid change as companies search for new technology to replace processes based on ozone-depleting products. The market is rapidly moving from a commodity market supplied by major chemical companies to a series of highly fragmented niche markets supplied by numerous focused specialty chemical companies. Our management believes that our most significant competitors include Petroferm, Church & Dwight, Valtron, Alpha Metals, Multicore and Dr. O.K. Wack Chemie. We cannot offer assurance that we will remain competitive. Because we are smaller and have less financial resources than many of our competitors, we may not be able to compete successfully against current or future competitors. If we compete with them for the same markets, their financial strength could prevent us from capturing those markets.

WE HAVE HISTORICALLY RELIED ON A SINGLE CHEMICAL PRODUCER FOR OUR SUPPLY OF NONLINEAR ALCOHOL.

         Although we purchase our raw materials, components and finished machines from a variety of sources and generally do not significantly depend on any one supplier, we have historically relied on one domestic chemical producer for our supply of the nonlinear alcohol used in many of our cleaning formulations. The unavailability of raw materials from this producer or any other supplier of raw materials could result in a short-term reduction in our production until a replacement supplier is found.

WE MAY BE UNABLE TO PROTECT OUR PATENTS AND PROPRIETARY TECHNOLOGY.

         We own patents, both in the United States and abroad, for many of our chemical cleaning formulations. We rely upon the protection afforded by our patents and trade secrets to protect the technology we develop or license. Our success may depend upon our ability to protect our intellectual property. The enforcement of intellectual property rights, however, can be both expensive and time consuming. Therefore, we may not be able to devote the resources necessary to prevent infringement of our intellectual property. Also, our competitors may develop or acquire substantially similar technologies without infringing our patents or trade secrets. For these reasons, we cannot offer assurance that our patents and proprietary technology will provide us with any competitive advantage.

WE MAY HAVE TO TRANSFER SOME OF OUR PATENTS TO BIX MANUFACTURING COMPANY.

         In connection with our purchase from Bix Manufacturing Company of our patented chemistry used in our cleaning solutions, we agreed to transfer related patents back to Bix Manufacturing Company in the event that:

         - we default by failing to pay the royalty based on 2% of the revenues related to the patented chemistry, and the default is not cured as provided in our purchase agreement;
         - we are ordered or adjudged as bankrupt or placed in the hands of a receiver, or otherwise enter into any plan with our creditors or make an unauthorized assignment for the benefit of our creditors;
         - our assets are seized or attached in conjunction with any action against our company by any third party; or
         -        we are dissolved or liquidated.

We cannot offer assurance that we will be able to avoid these events and the transfer of patents back to Bix Manufacturing Company.

THE LOSS OF KEY EMPLOYEES COULD RESULT IN THE LOSS OF CUSTOMERS OR SUPPLIERS.

         Because we do not maintain key-man life insurance on any employees, the loss of key employees, including Kyle J. Doyel, Michael L. Bixenman, Thomas M. Forsythe and Thomas J. Herrmann, could impact our business. For example, losing key employees could result in the loss of customers or suppliers with whom they have established relationships.

POTENTIAL FUTURE ACQUISITIONS COULD RESULT IN DILUTION FROM THE ISSUANCE OF ADDITIONAL SHARES AND LEVERAGE FROM ADDITIONAL DEBT.

         We may acquire other companies which produce products and provide services similar to ours. We cannot offer assurance, however, that we will make any acquisitions. We have not entered into any understandings or agreements to acquire any other companies. Our acquisition strategy will be determined by our Board of Directors and management, and unless otherwise required by law, our shareholders will not receive advance information or otherwise have the right to approve or disapprove any acquisition opportunity. Potential future acquisitions may involve dilution from the issuance of additional shares and leverage from additional debt and the addition of management and other personnel.

THE INABILITY OF VENDORS OR SUPPLIERS TO ACCOMMODATE THE YEAR 2000 CHANGE COULD CAUSE SIGNIFICANT DELAYS IN OUR PRODUCTION PROCESS OR THE DELIVERY OF OUR PRODUCTS.

         We are reviewing our exposure to damages that could result if our internal computing, communication and non-computational systems do not correctly recognize date information when the year changes to 2000. We are also evaluating our major vendors and suppliers of goods and services to determine whether they will be able to accommodate the year 2000 change. We are currently uncertain as to whether or not all of our suppliers and vendors will be able to accommodate the year 2000 change. The failure of any significant vendor or supplier to accommodate the year 2000 change could cause significant delays in our production process or the delivery of our products to customers.

OUR INABILITY TO MAINTAIN COMPLIANCE WITH FEDERAL, STATE AND LOCAL LAWS RELATING TO ENVIRONMENTAL MATTERS COULD RESULT IN SIGNIFICANT CIVIL OR CRIMINAL REMEDIES IMPOSED ON US.

         Our operations are subject to federal, state and local laws and regulations relating to the discharge of pollutants into the air and water, worker exposure to the chemicals we manufacture and sell, and established standards for the reuse, storage and disposal of hazardous wastes. Although we believe that our operations are in compliance with current laws and regulations relating to these matters, our inability to maintain compliance could result in significant civil or criminal remedies imposed on us. We derive a large portion of our revenue from the sale of blended products made from finished materials purchased from various chemical manufacturers. These chemical materials are periodically evaluated by these third-party chemical suppliers for potential adverse health effects resulting from exposure or overexposure to the chemical materials. A discovery of adverse health effects related to our products could result in significant civil or criminal remedies.

REDUCED GOVERNMENTAL REGULATIONS CONCERNING OZONE DEPLETION COULD LESSEN THE DEMAND FOR OUR PRODUCTS.

         We believe that the demand for our products is directly related to governmental responses to and public concern with ozone depletion, elimination of CFCs and air and water contamination. A decrease in public concern over ozone depletion or water contamination or less governmental pressure to remedy these problems could substantially reduce demand for our products. Although our customers utilize our products and services in response to regulatory requirements affecting their businesses, we believe that the federal and state environmental rules and regulations applicable to our customers do not directly govern our operations as they currently are being conducted. Although we are not aware of any pending or proposed federal legislation or regulation that could adversely affect our products, chemicals or services, any future legislation or regulation that limits the sale of our products or components or limits the methods by which those products are manufactured, installed or serviced, could reduce product sales and therefore reduce our revenues.

POTENTIAL TRADE SANCTIONS WITH CHINA OR FAILURE TO RENEW NORMAL TRADE RELATIONS STATUS FOR CHINA COULD INCREASE THE COST OF SOME OF OUR RAW MATERIALS.

         In 1998, manufacturers in the Peoples Republic of China became significant suppliers of our company. In 1999, we expect to import approximately 35% of our raw material purchases from China. The United States has threatened trade sanctions of up to $2 billion if China does not increase its efforts to stop piracy and other intellectual property violations. In addition, annual renewal of China's Normal Trade Relations status is under review by the United States government in 1999. Failure of the United States government to continue to grant Normal Trade Relations status to China could increase duties and increase the cost of some of our raw materials or make them completely unavailable. We obtain a portion of these raw materials domestically but we have no contingency plans if Chinese sources are no longer able to provide these raw materials. These potential developments could cause a reduction in production, sales and revenues or at least could cause an increase in the cost of our raw materials.

PROVISIONS IN OUR CHARTER AND BYLAWS AND UNDER TENNESSEE LAW COULD DISCOURAGE AND PREVENT CHANGES IN CONTROL.

         Provisions in our charter and bylaws and under Tennessee law could prevent you from receiving a premium on your common stock and could also have a depressive effect on the market price of our common stock. We also have a Rights Agreement that could discourage potential acquirers from attempting a takeover and could prevent you from receiving a premium on your common stock. See the section entitled "Description of Securities - Charter and Bylaw Provisions May Have Anti-Takeover Effects" on page 11 and "Description of Securities - Tennessee Law May

Have Anti-Takeover Effects" on page 12 for more information about these provisions in our charter, bylaws and the Rights Agreement and the provisions of Tennessee law that could result in anti-takeover effects.

WE MAY REDEEM THE WARRANTS PRIOR TO THEIR EXERCISE WHICH COULD FORCE HOLDERS TO EXERCISE THEIR WARRANTS AT AN UNDESIRABLE TIME.

         We may redeem the warrants for $0.05 per warrant at any time by giving thirty days prior written notice, provided that the closing bid quotation or sale price for the common stock has equaled or exceeded $7.50 for ten consecutive trading days. If we provide notice of redemption, it could force the holders to exercise their warrants and pay the exercise price at a time when it might be disadvantageous or difficult for the holder to do so, or sell the warrants at current market price when they might otherwise wish to hold the warrants, or accept the redemption price, which is likely to be less than the market price of the warrants at the time of redemption.

DILUTION MAY RESULT FROM THE EXERCISE OF WARRANTS OR UNDERWRITERS' WARRANTS.

         To the extent that the warrant holders exercise any warrants to purchase shares of common stock, existing shareholders could experience dilution. If all of the warrants are exercised, an additional 1,650,000 shares of common stock will be issued. Also, in connection with the initial public offering, we issued warrants to the underwriters to purchase up to 55,000 units, comprised of three shares of common stock and three warrants each, at an exercise price of 130% of the initial public offering price. We have agreed to register the common stock issuable upon exercise of the underwriters' warrants under the Securities Act of 1933 and applicable state securities laws. The holders of the underwriters' warrants are given the opportunity to profit from any difference between the exercise price of their warrants and the market price of the common stock, resulting in dilution in the interests of existing shareholders.

                       WHERE YOU CAN FIND MORE INFORMATION

         This prospectus is part of a registration statement we filed with Securities and Exchange Commission under the Securities Act of 1933 (Registration No. 333-________). As permitted by the rules and regulations of the SEC, this prospectus does not contain all of the information set forth in the registration statement and the accompanying exhibits and schedules. For further information with respect to our company and the common stock offered by this prospectus, please refer to the registration statement. Statements in this prospectus as to the contents of any contract or other document are not necessarily complete. We qualify any statement by reference to the copy of the contract or document filed as an exhibit to the registration statement. You may inspect copies of the registration statement, without charge, at the offices of the SEC, or obtain them at prescribed rates from the Public Reference Section of the SEC at the address set forth below. We will provide this information upon written request and without charge to any person, including a beneficial owner, to whom a copy of this prospectus is delivered. These requests should be directed to Kyzen Corporation, 430 Harding Industrial Drive, Nashville, Tennessee 37211, Attention: Thomas J. Herrmann, Corporate Secretary (telephone number (615) 831-0888).

         We are subject to the informational requirements of the Securities Exchange Act of 1934. Accordingly, we file annual reports on Form 10-KSB, quarterly reports on Form 10-QSB, current reports on Form 8-K, proxy statements and other documentation with the SEC. You may inspect and copy this information at the public reference facility maintained by the SEC at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. You may get additional information about the operation of the SEC's public reference facilities by calling the SEC at 1-800-SEC-0330. The SEC also maintains a web site (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding companies that, like us, file information electronically with the SEC. You can also inspect information about our company at the offices of the National Association of Securities Dealers, Inc., at 1735 K Street, N.W., Washington, D.C. 20006.

         The SEC allows us to "incorporate by reference" the information we file with it. This means that we can disclose important information to you by referring you to the other documents that we have previously filed with the SEC. The documents that we incorporate by reference are considered to be a part of this prospectus, and information that we file in the future with the SEC will automatically update and supersede the information that we have included in this prospectus. We incorporate by reference the documents listed below. We also incorporate by reference any future filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until we sell all of the shares of common stock or until the offering of the shares of common stock is otherwise ended.

         - The description of our Series A Junior Participating Preferred Stock on Form 8-A filed with the SEC on January 15, 1999.
         - Our proxy statement on Schedule 14A filed with the SEC on March 15, 1999.
         - Our annual report on Form 10-KSB filed with the SEC for the year ended December 31, 1998.
         - Our annual report on Form 10-KSB/A filed with the SEC for the year ended December 31, 1998.
         - Our quarterly report on Form 10-QSB filed with the SEC for the quarter ended March 31, 1999.
         - Our current report on Form 8-K filed with the SEC on June 2, 1999.
         - All other documents that we file with the SEC pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 following the date of this prospectus and prior to the termination of this offering.

         You should rely only on the information incorporated by reference or provided in this prospectus or any supplement to this prospectus. We have not authorized anyone to provide you with different information or additional information. We will not make an offer of these shares of common stock in any state where the offer is not permitted. You should not assume that the information in this prospectus, or any supplement to this prospectus, is accurate at any date other than the date indicated on the cover page of these documents.

                           FORWARD-LOOKING STATEMENTS

         We have included in this report forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities and Exchange Act of 1934. When used, statements which are not historical in nature, including the words "anticipate," "estimate," "should," "expect," "believe," "intend" and similar expressions are intended to identify forward-looking statements. These statements are, by their nature, subject to risks and uncertainties. Among the factors that could cause actual results to differ materially from those projected are the following:

         - Business conditions and the general economy as they affect interest rates
         - Business conditions as they affect manufacturers of chemical raw materials
         -        The federal, state and local regulatory environments
         - The availability of debt and equity capital with favorable terms and conditions
         - The availability of new expansion and acquisition opportunities
         - Changes in the financial condition or corporate strategy of our primary customers
         - The inability of our significant customers or suppliers to accommodate the year 2000 change
         - Our ability to develop or acquire new competitive product lines

         -        Our ability to protect our patents and proprietary technology
         -        Loss of one or more key employees.

         Actual results, events and performance may differ materially from those projected. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this prospectus. We undertake no obligation to release publicly the results of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events.

                                 USE OF PROCEEDS

         Assuming all of the warrants are exercised, we will receive proceeds of $8,250,000 before deducting our expenses estimated at $23,000. Net proceeds from the sale of our common stock upon exercise of the warrants will be used for working capital and other general corporate expenses.

                PLAN OF DISTRIBUTION AND DESCRIPTION OF WARRANTS

         We filed a registration statement to issue 550,000 common stock units in our initial public offering on August 4, 1995. Each unit consisted of three shares of Class A common stock and three redeemable Class A common stock purchase warrants with a final expiration date of August 4, 2000. In connection with the warrants, we entered into a Warrant Agreement with American Stock Transfer & Trust Company. The Class A common stock and the warrants began trading separately as of August 23, 1995. On May 12, 1999, the Class A common stock was converted to common stock. On June 2, 1999, we extended the exercise date of our warrants to August 4, 2002.

         We are offering shares of common stock to holders of warrants issued in the offering in August 1995. Each warrant entitles the holder to purchase one share of our common stock at an exercise price per share equal to $5.00, subject to adjustment described below under "Antidilution." The warrants expire at 5:00 p.m., New York time, on August 4, 2002. Warrants may be surrendered for exercise at any time on or prior to August 4, 2002, by submitting to American Stock Transfer & Trust Company, as warrant agent, a warrant certificate signed by the warrant holder indicating an election to exercise all or a portion of the warrants evidenced by the certificate, accompanied by payment of the aggregate exercise price of the warrants to be exercised. Payment may be made in the form of cash or by certified or official bank check payable to the order of American Stock Transfer & Trust Company.

         Effective as of February 4, 1996, we may redeem the warrants, in whole or in part, at $0.05 per warrant at any time upon thirty days prior written notice, if the closing sale price of the common stock on the Boston Stock Exchange or the closing bid quotation on the Nasdaq Small-Cap Market is equal to or greater than $7.50 for ten consecutive trading days. Each registered holder of a warrant will continue to have the right to exercise his warrant until the close of business on the date of redemption, and the warrants will continue to be subject to adjustment until the exercise or redemption.

         We will issue a certificate or certificates representing the shares of common stock at the time of exercise. We have reserved 1,650,000 shares of common stock for issuance upon exercise of the warrants.

ANTIDILUTION ADJUSTMENTS

         The exercise price and the number of shares of common stock purchasable upon the exercise of each warrant are subject to adjustment to protect warrant holders against dilution upon the occurrence of events such as stock dividends, stock splits, reclassification or any combination of the common stock, or a merger, consolidation or disposition of substantially all of our assets. No adjustment in the exercise price of the warrants and the number of shares of common stock purchasable upon the exercise of each warrant will be required until cumulative adjustments reach $0.25 per share. No fractional shares will be issued upon exercise of warrants, but we will pay an amount in cash equal to the same fraction of the fair market value of the warrant.

FEDERAL INCOME TAX CONSEQUENCES

         The following discussion relates to the material federal income tax consequences of a U.S. holder of warrants participating in the exercise of warrants. The effect of such tax consequences upon you will depend upon your individual circumstances.

         Generally, a U.S. holder of warrants will not recognize any gain or loss on the purchase of our common stock for cash upon exercise of the warrants. The U.S. holder's tax basis in the common stock received will be equal to the sum of the tax basis in the warrants so exercised and the cash paid upon exercise of the warrants. The holding period of the common stock received upon exercise of a warrant for cash will not include the period during which the warrant was held; it will commence only upon the exercise date on which the warrant is exercised.

         You should consult your own tax advisors concerning the federal income tax consequences of the sale, exchange or other disposition of the warrants. We have not received any advice as to local, income, franchise, personal property or other taxation in any state or locality or as to the tax effect of ownership of warrants in any state or locality. You are advised to consult your own tax advisors with respect to any state or local tax consequences arising out of your ownership or exercise of warrants.

                            DESCRIPTION OF SECURITIES

AUTHORIZED STOCK

         Our authorized capital stock consists of 50,000,000 shares, divided into 40,000,000 shares of common stock, $0.01 par value per share, and 10,000,000 shares of preferred stock, $0.01 par value per share.

         Our board of directors has the authority, without approval of our shareholders, to authorize the issuance of shares of preferred stock from time to time in one or more series. Each series will have a distinctive designation or title and the number of shares will be fixed by the board of directors prior to the issuance of any shares. Each series of preferred stock will have voting powers, full or limited, or no voting powers and the preferences and relative, participating, optional, or other special rights and qualifications, limitations, or restrictions thereof, as adopted by the board of directors prior to the issuance of any shares. We have no present plan to establish any additional class or series.

         Currently, our board of directors has authorized and reserved for issuance one series of preferred stock. This series of preferred stock was established in connection with the adoption of our Rights Agreement.

DESCRIPTION OF COMMON STOCK

         As of this date, 5,006,681 shares of common stock are outstanding. All outstanding shares of common stock are fully paid and nonassessable. The holders of common stock are entitled to one vote for each share held of record on all matters voted upon by shareholders and may not cumulate votes for the election of directors. Therefore, the owners of a majority of the shares of common stock outstanding may elect all of the directors, if they choose to do so, and the owners of the balance of the shares would not be able to elect any directors.

           Each share of outstanding common stock is entitled to participate equally in any distribution of net assets made to the shareholders in liquidation of our company and is entitled to participate equally in dividends as and when declared by our board of directors. There are no preemptive rights with respect to the shares of common stock, which could result in a dilution of the interest of existing shareholders should additional shares of common stock be issued.

DESCRIPTION OF PREFERRED STOCK

         On January 15, 1999, our board of directors declared a dividend of one preferred share purchase right for each share of common stock. Each right entitles the registered holder to purchase one one-hundredth of a share of Series A Junior Participating Preferred Stock at a price of $5.00 per right, subject to adjustment. The description and terms of the rights are set forth in our Rights Agreement. See "Charter and Bylaw Provisions May Have Anti-Takeover Effects" below for more information about the Rights Agreement.

         We have reserved for issuance 100,000 shares of Series A Junior Participating Preferred Stock. The holders of shares of Series A Junior Participating Preferred Stock are entitled to receive quarterly dividends as and when declared by our board of directors in an amount equal to the greater of $1.00 or 100 times the aggregate per share amount of all cash dividends or other distributions declared on the common stock, subject to adjustment. Each share is entitled to 100 votes, subject to adjustment, on all matters submitted to a vote of our shareholders. On liquidation or dissolution, we cannot make a distribution to the holders of shares of stock ranking junior to the Series A Junior Participating Preferred Stock unless the holders of Series A Junior Participating Preferred Stock have received $100 per share plus any accrued and unpaid dividends and distributions, whether or not declared. If our company enters into a consolidation, merger, combination or other transaction in which shares of its common stock are exchanged for other securities or property, each share of Series A Junior Participating Preferred Stock will additionally be exchanged into an amount per share equal to 100 times the aggregate amount of securities or property for which each share of common stock is exchanged. The shares of Series A Preferred Stock are not redeemable.

CHARTER AND BYLAW PROVISIONS MAY HAVE ANTI-TAKEOVER EFFECTS

         Our charter and bylaws contain provisions that may, together or separately, have the effect of discouraging or making more difficult an acquisition or change of control that might result in a premium price or otherwise be in our best interest.

         Our charter provides:

         - The classification of our board of directors into three classes, with each class of directors serving staggered terms of three years.
         - A director may be removed with or without cause by the vote of the holders of at least sixty-seven percent of the shares of the common stock entitled to vote.
         - Shareholders do not have the ability to fill a vacancy on the board of directors.
         - The board of directors may consider the effects of a proposed merger, exchange, tender offer or significant disposition of assets on our employees, customers, suppliers and the communities in which we operate.
         - The affirmative vote of the holders of at least sixty-seven percent of the shares of the common stock entitled to vote is required to repeal, amend or adopt provisions inconsistent with provisions in the charter or bylaws.

         Our charter establishes a series of preferred stock, Series A Junior Participating Preferred Stock, pursuant to the Rights Agreement adopted on January 15, 1999. The Rights Agreement is intended to encourage potential acquirers to negotiate with our board of directors and to discourage coercive, discriminatory and unfair proposals. It provides that each record holder of our common stock, as of January 15, 1999, is entitled to purchase shares of our common stock at a discounted price in the event any person or group of persons exceeds predetermined ownership levels of our outstanding common stock. Any person who exceeds the predetermined ownership levels, however, is not entitled to purchase the common stock at a discount. Furthermore, if we are acquired in a merger or other business combination transaction after a person exceeds the predetermined ownership levels, each record holder of our common stock, as of January 15, 1999, is entitled to purchase shares of common stock of the acquiring company at a discount.

         Our bylaws provide that for a shareholder to bring nominations of persons for election to the board of directors or other business before an annual meeting of shareholders, the shareholder must give written notice to our corporate secretary between 120 and 150 days prior to the anniversary of the date on which we first mailed our proxy statement to shareholders in connection with the prior year's annual meeting of shareholders.

TENNESSEE LAW MAY HAVE ANTI-TAKEOVER EFFECTS

         Tennessee law provides shareholders with protections against a hostile takeover that may have anti-takeover effects. The Tennessee Business Corporation Act contains the Tennessee Investor Protection Act, the Tennessee Control Share Acquisition Act, the Tennessee Business Combination Act and the Tennessee Greenmail Act. The Tennessee Investor Protection Act prohibits offerors from making a takeover offer of a Tennessee corporation if the offeror beneficially owns five percent or more of the equity securities of the Tennessee corporation. The offeror may not make a takeover offer unless it has previously made a public announcement of its intention with respect to changing or influencing the management or control of the Tennessee corporation, has made a full, fair and effective disclosure of this intention to the persons from whom the offeror intends to acquire the securities and has filed with the Commissioner of Commerce and Insurance and the Tennessee corporation a statement of the intention. Additionally, an offeror may not make a takeover offer involving a Tennessee corporation which is not made to the holders of record or beneficial owners of the equity securities of the Tennessee corporation who reside in Tennessee, or which is not made to Tennessee residents on substantially the same terms as the offer is made to those holders or owners who reside outside of Tennessee.

         The Tennessee Control Share Acquisition Act provides that a person who acquires "control shares" must, unless one of the identified exceptions applies, obtain approval of a majority of the shareholders in order to vote the shares that the acquiror acquires. The Tennessee Control Share Acquisition Act is not applicable to our company because we have not elected to be covered by it. We cannot assure, however, whether this election, which must be expressed in the form of a charter or bylaw provision, will be made in the future.

         The Tennessee Business Combination Act provides, among other things, that any corporation to which it applies, including our company, shall not engage in any "business combination" with an "interested shareholder" for a period of five years following the date that the shareholder became an interested shareholder unless prior to that date the board of directors of the corporation approved either the business combination or the transaction which resulted in the shareholder becoming an interested shareholder. Consummation of a business combination that is subject to the five-year moratorium is permitted after that period if the transaction complies with all applicable charter and bylaw requirements and applicable Tennessee law and is approved by at least two-thirds of the outstanding voting stock not beneficially owned by the interested shareholder, or when the transaction meets the statutory fair price criteria.

         The Tennessee Greenmail Act prohibits a Tennessee corporation from purchasing or agreeing to purchase any of its securities at a price in excess of "market value" from a holder of three percent or more of any class of those securities who has beneficially owned the securities for less than two years, unless the purchase has been approved by the affirmative vote of a majority of the outstanding shares of each class of voting stock issued by the corporation or the corporation makes an offer of at least equal value per share to all holders of shares of the class.

OUR TRANSFER AGENT AND WARRANT AGENT

         American Stock Transfer & Trust Company acts as the transfer agent and registrar for our common stock and the warrant agent for our warrants.

              DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION
                         FOR SECURITIES ACTS LIABILITIES

         Our charter and bylaws include provisions that indemnify, and upon request advance expenses to, our officers and directors to the fullest extent permissible under Tennessee law, with some exceptions.

         The Tennessee Business Corporation Act provides that a corporation may indemnify any of its directors and officers against liability incurred in connection with a proceeding if

         -        the person acted in good faith;
         - the director or officer reasonably believed, in the case of conduct in an official capacity, that the conduct was in the corporation's best interests, or, in all other cases, that the conduct was not opposed to the best interests of the corporation; and
         - in connection with any criminal proceeding, the director or officer had no reasonable cause to believe his conduct was unlawful. In actions brought by or in the right of the corporation, however, the Tennessee Business Corporation Act provides that no indemnification may be made if the director or officer is adjudged liable to the corporation.

         In cases where the director or officer is wholly successful, on the merits or otherwise, in the defense of any proceeding to which the director or officer was a party because the director or officer is or was a director or officer of the corporation, the corporation shall indemnify the director or officer against reasonable expenses incurred in connection with the proceeding.

         The indemnification provisions in our charter, bylaws and under the Tennessee Business Corporation Act may be sufficiently broad to permit indemnification of our directors and executive officers for liabilities arising under the Securities Act of 1933. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of our company pursuant to the foregoing provisions, or otherwise, our company has been advised that in the opinion of the SEC this indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

                                  LEGAL MATTERS

         Waller Lansden Dortch & Davis, A Professional Limited Liability Company, Nashville, Tennessee, will pass upon legal matters with respect to the validity of the common stock offered for our company.

                                     EXPERTS

         The financial statements incorporated in this prospectus by reference to the Annual Report on Form 10-KSB/A of Kyzen Corporation for the year ended December 31, 1998, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

=====================================================













                    TABLE OF CONTENTS


The Company.........................................2
Risk Factors .......................................3
Where You Can Find More Information.................7
Forward-Looking Statements..........................8
Use of Proceeds.....................................9
Plan of Distribution
and Description of Warrants.........................9
Description of Securities..........................10
Disclosure of Commission Position on
Indemnification for Securities Act Liabilities.....13
Legal Matters......................................13
Experts............................................13





=====================================================

=====================================================




               1,650,000 SHARES




               KYZEN CORPORATION



                  COMMON STOCK

                 _______________

                   PROSPECTUS
                 _______________







               ____________, 1999





=====================================================

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

         The estimated expenses that we will pay in connection with this offering are as follows:

           SEC Registration Fee                                    $   481
           Accounting Fees and Expenses                            $ 2,500
           Legal Fees and Expenses                                 $15,000
           Miscellaneous Expenses                                  $ 5,019
                                                                   -------
         Total                                                     $23,000
                                                                   =======

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Our charter includes a provision that indemnifies, and upon request advances expenses to, our officers and directors to the fullest extent permissible under Tennessee law. The charter provides, however, that we will not indemnify any officer or director (i) in any proceeding by our company against the person; (ii) if a judgment or other final adjudication adverse to the person establishes his liability for (A) any breach of the duty of loyalty to our company or our shareholders, (B) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; or (iii) unlawful distributions under section 48-18-304 of the Tennessee Business Corporation Act.

         Our bylaws provide that we will indemnify and advance reasonable expenses to a director or officer to the extent permitted under sections 48-18-502 and 48-18-504 of the Tennessee Business Corporation Act. We will determine the entitlement to indemnification and advancement of expenses in accordance with section 48-18-506 of the Tennessee Business Corporation Act.

         The Tennessee Business Corporation Act provides that a corporation may indemnify any of its directors and officers against liability incurred in connection with a proceeding if (i) the person acted in good faith, (ii) the director or officer reasonably believed, in the case of conduct in an official capacity, that the conduct was in the corporation's best interests, or, in all other cases, that the conduct was not opposed to the best interests of the corporation and (iii) in connection with any criminal proceeding, the director or officer had no reasonable cause to believe his conduct was unlawful. In actions brought by or in the right of the corporation, however, the Tennessee Business Corporation Act provides that no indemnification may be made if the director or officer is adjudged liable to the corporation. In connection with any proceeding charging improper personal benefit to a director or officer, no indemnification may be made if the director or officer is adjudged liable on the basis that the personal benefit was improperly received. In cases where the director or officer is wholly successful, on the merits or otherwise, in the defense of any proceeding to which the director or officer was a party because the director or officer is or was a director or officer of a corporation, the corporation shall indemnify the director or officer against reasonable expenses incurred in connection with the proceeding. Notwithstanding the foregoing, the Tennessee Business Corporation Act provides that a court of competent jurisdiction, upon application, may order that a director or officer be indemnified for reasonable expenses if, in consideration of all relevant circumstances, the court determines that the individual is fairly and reasonably entitled to indemnification, even if the director or officer (i) was adjudged liable to the corporation in a proceeding by or in right of the corporation,
(ii) was adjudged liable on the basis that personal benefit was improperly received, or (iii) breached his or her duty of care to the corporation. A corporation may pay for or reimburse the reasonable expenses incurred by a director who is a party to a proceeding in advance of final disposition of the proceeding if (i) the director furnishes the corporation a written affirmation of his good faith belief that he met the above standard of conduct so that the corporation may indemnify the director, (ii) the director furnishes a written undertaking, executed personally or on his behalf, to repay the advance if it is ultimately determined that he did not meet the standard of conduct, and (iii) a determination is made that the facts then known to those making the determination would not preclude indemnification. A corporation may purchase and maintain insurance on behalf of a person who is or was a director or officer, or who, while serving as a director or officer, is or was serving at the request of the corporation as a director or officer, against liability asserted against or incurred by him in that capacity or arising from his status as a director or officer, whether or not the corporation would have power to indemnify him against the same liability.

ITEM 16.  EXHIBITS.

Exhibit
Number           Description
------           -----------
4.1        Warrant Agreement between Kyzen Corporation and American Stock
           Transfer & Trust Company (1)
4.2        Rights Agreement between Kyzen Corporation and American Stock
           Transfer & Trust Company dated January 15, 1999 (2)
4.3        Restated Charter
4.4        Bylaws
4.5        Specimen of Common Stock Certificate*
4.6        Specimen of Warrant Certificate*
5          Opinion of Waller Lansden Dortch & Davis, A Professional Limited
           Liability Company, regarding the legality of the securities being registered
23.1       Consent of PricewaterhouseCoopers LLP
23.2       Consent of Waller Lansden Dortch & Davis, A Professional Limited
           Liability Company (included in Exhibit 5)

------------------

*        To be filed by amendment.
(1) Incorporated by reference to Exhibit 10.20 to the Registrant's Registration Statement on Form SB-2 (No. 33-91854-A) filed with the SEC on May 3, 1995.
(2) Incorporated by reference to Exhibit 1 to the Registrant's Registration Statement on Form 8-A filed with the SEC on January 15, 1999.


ITEM 17.  UNDERTAKINGS

         The undersigned registrant hereby undertakes:

         (1) To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

             (i) Include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

             (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) (Sec. 230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                  (iii) Include any additional or changed material information on the plan of distribution.

         (2) That, for the purpose of determining liability under the Securities Act of 1933, each post-effective amendment shall be deemed a new registration statement of the securities offered, and the offering of such securities at that time shall be deemed to be the initial bona fide offering.

         (3) To file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

         (4) Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

             In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

         (5) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the small business issuer under Rule 424(b)(1), or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time the Securities and Exchange Commission declared it effective.

         (6) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement for the securities offered in the registration statement, and the offering of such securities at that time shall be deemed to be the initial bona fide offering.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Nashville, state of Tennessee, on June 29, 1999.

                                     KYZEN CORPORATION

                                     By:   /s/ Kyle J. Doyel
                                           -------------------------------------
                                           Kyle J. Doyel
                                           President and Chief Executive Officer

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Kyle J. Doyel and Thomas M. Forsythe, and each or either of them, with full power to act without the other, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities (until revoked in writing), to sign any and all amendments to this Registration Statement (including post-effective amendments and amendments thereto), and any registration statement relating to the same offering as this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

            Name                                       Title                                  Date
            ----                                       -----                                  ----
/s/ Michael L. Bixenman                Chairman of the Board, Vice President              June 29, 1999
---------------------------------                   and Director
Michael L. Bixenman

/s/ Kyle J. Doyel                        President, Chief Executive Officer               June 29, 1999
---------------------------------                   and Director
Kyle J. Doyel

/s/ Thomas M. Forsythe                    Vice President, Treasurer, Chief                June 29, 1999
---------------------------------         Accounting Officer and Director
Thomas M. Forsythe

/s/ Thomas J. Herrmann                      Vice President and Secretary                  June 29, 1999
---------------------------------
Thomas J. Herrmann

/s/ Janet Korte Baker                                 Director                            June 28, 1999
---------------------------------
Janet Korte Baker

/s/ John A. Davis III                                 Director                            June 25, 1999
---------------------------------
John A. Davis III

/s/ James A. Gordon                                   Director                            June 28, 1999
---------------------------------
James A. Gordon

                                                      Director                            ________,1999
---------------------------------
Larry A. Lofgreen

                           EXHIBIT INDEX AND EXHIBITS


Exhibit
Number              Description
-------             -----------
 4.1          Warrant Agreement between Kyzen Corporation and American Stock
              Transfer & Trust Company (1)
 4.2          Rights Agreement between Kyzen Corporation and American Stock
              Transfer & Trust Company dated January 15, 1999 (2)
 4.3          Restated Charter
 4.4          Bylaws
 4.5          Specimen of Common Stock Certificate*
 4.6          Specimen of Warrant Certificate*
 5            Opinion of Waller Lansden Dortch & Davis, A Professional Limited
              Liability Company, regarding the legality of the securities being registered
 23.1         Consent of PricewaterhouseCoopers LLP
 23.2         Consent of Waller Lansden Dortch & Davis, A Professional Limited
              Liability Company (included in Exhibit 5)

------------------

*        To be filed by amendment.
(1) Incorporated by reference to Exhibit 10.20 to the Registrant's Registration Statement on Form SB-2 (No. 33-91854-A) filed with the SEC on May 3, 1995.
(2) Incorporated by reference to Exhibit 1 to the Registrant's Registration Statement on Form 8-A filed with the SEC on January 15, 1999.